EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Auditors dated January 29, 1999 which appears in Firstbank Corporation's Annual Report on Form-10K for the year ended December 31, 1998.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP

Grand Rapids, Michigan
October 22, 1999